Exhibit 5.1

December 13, 2019

ThermoGenesis Holdings, Inc. f/k/a Cesca Therapeutics Inc. 2711 Citrus Road Rancho Cordova, California 95742

Ladies and Gentlemen:

We have acted as counsel for ThermoGenesis Holdings, Inc. f/k/a Cesca Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $30.0 million aggregate amount of any of the following: (i) the Company’s common stock, $0.001 par value (the “Common Stock”); (ii) the Company’s preferred stock, $0.001 par value (the “Preferred Stock”); (iii) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock or other securities at a future date; (iv) units (the “Units”) consisting of a combination of the Securities; (v) debt securities of the Company (the “Debt Securities”); (vi) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company and (vii) subscription rights (“Subscription Rights”) to purchase Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts, Units, Warrants or any combination thereof. The Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Units, the Debt Securities, the Warrants and the Subscription Rights are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Sixth Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Amended and Restated Bylaws ("Bylaws"), each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

December 13, 2019

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that:

1.  Any shares of Common Stock subsequently offered by the Company under the Registration Statement will be validly issued, fully paid and nonassessable at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.     Such shares of Common Stock shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.  Any shares of Preferred Stock subsequently offered by the Company under the Registration Statement will be validly issued, fully paid and nonassessable at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

December 13, 2019

b.     A Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the State of Delaware in the form and manner required by law; and

c.     Such shares of Preferred Stock shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.  Any Stock Purchase Contracts subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of such Stock Purchase Contracts and to authorize the sale of such Stock Purchase Contracts;

b.     The terms of such Stock Purchase Contracts and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

December 13, 2019

c.     Such Stock Purchase Contracts shall have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d.     Such Stock Purchase Contracts shall have been sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

4.  Any Units subsequently offered by the Company under the Registration Statement will be validly issued and will be valid and binding obligations of the Company at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Units and the securities comprising such Units; and

b.     Such Units shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

December 13, 2019

5.  Any Debt Securities subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.     The terms of such Debt Securities and of their sale by the Company have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.     Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d.     Such Debt Securities shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

6.  Any Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.     The terms of such Warrants and of their sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.     Any applicable warrant agreements shall have been duly executed and delivered;

d.     Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.     Such Warrants shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

December 13, 2019

7.  Any Subscription Rights subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred:

a.     The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance of the Subscription Rights and the securities underlying such Subscription Rights; and

b.     Such Subscription Rights shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP